EXHIBIT 10.5.1

                            HI-SHEAR TECHNOLOGY CORP.

               BUY-SELL AND VOTING AGREEMENT AND IRREVOCABLE PROXY

         THIS SHAREHOLDERS BUY-SELL AND VOTING AGREEMENT AND IRREVOCABLE PROXY ("Agreement") is entered into as of March 3, 2000, by and among HI-SHEAR TECHNOLOGY CORP., a Delaware corporation (the "Company"), and George W. Trahan and Thomas R. Mooney ("Trahan" and "Mooney", individually, and collectively, the "Shareholders"), with respect to the following matters:

                  A. This Agreement shall replace that certain Buy-Sell and Voting Agreement between the Company and the Shareholders dated as of August 6, 1999.

                  B. The Shareholders together own in excess of a majority of the outstanding common stock shares of the Company (the "Shares"). As of the date of this Agreement, the Shareholders own a total of 4,859,580 Shares. The Shareholders believe it is in their best interests to create a "voting proxy" between the Shareholders through the grant of a 10-year irrevocable proxy from either party to the other of one-half of the excess of the Shares beneficially owned by the larger Shareholder over the Shares beneficially owned by the lesser Shareholder according to the official stock transfer records of the Company on and as of the record date, as determined under Section 213 of the General Corporation Law of Delaware ("record date"), for any Shareholder vote taken (the "Proxy Shares").

                  C. The Shareholders acknowledge and agree that (1) on and as of each record date for a vote or written consent of Shareholders, the Inspector of Elections ("Inspector") shall determine the number of Proxy Shares subject to the Irrevocable Proxy, which determination shall be final and conclusive and (2) in the event the Inspector makes the determination that some or all of the Proxy Shares are no longer subject to the Irrevocable Proxy, the certificates evidencing such excess Proxy Shares may have the restrictive legend set forth in
         Section 14.2 removed.

                  D. The Shareholders and the Company believe it to be in their respective best interests that the Shareholders be restricted in their right to dispose of Shares of the Company now or hereafter owned by any of the Shareholders, to protect the Shareholders in the event of certain transfers, and to provide for the purchase of the Shares upon the death, divorce, disability, termination or bankruptcy of any Shareholder.

                  E. The Shareholders are both officers and directors of the Company.

                  F. The Shareholders deem it to be in the best interest of the Company and its shareholders to set forth a mechanism to insure the continuity of, and provide stability with respect to, the management of the Company, both presently and during a transitional period of ten
         (10) years following the death of either one of the Shareholders; and

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                  G. The Shareholders desire to enter into an agreement to be specifically enforceable against each of them, or the Decedent's Estate and their respective Family Members (as defined below), heirs, descendants, executors, administrators and other legal representatives, pursuant to which (i) they agree to vote their Shares in the manner and for the purposes specified herein, and (ii) both shall, for a period of ten (10) years from the date of this Agreement, have an Irrevocable Proxy to vote the Proxy Shares that are owned and registered in the name of the other, in the manner and for the purposes specified herein.

         NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements set forth herein, the parties agree as follows:

         1. TRANSFER RESTRICTION. During the term of this Agreement, no Shareholder may transfer, assign, hypothecate or otherwise dispose of any of the Shares except in accordance with this Agreement, and all certificates evidencing the Shares shall bear the following legend:

                  "These shares are subject to restrictions on transfer contained in a Buy-Sell Agreement, a copy of which may be inspected at the principal office of the Company."

         2. NOTICE OF INTENT TO TRANSFER. If either Shareholder shall desire to transfer, assign, hypothecate or otherwise dispose of any Shares (excluding the Excepted Shares as set forth in Section 5), such Shareholder ("Selling Shareholder") shall give the Company and the other Shareholder ("Remaining Shareholder") written notice ("Notice") of such proposed disposition ("Offer") and i) offer to sell such Shares ("Offered Shares") to the Company and, at the election of the Company, to the Remaining Shareholder, pursuant to the Right-of-First-Refusal described in Section 3, and ii) offer Co-Sale Rights to the Remaining Shareholder as described in Section 4. Such Notice shall also set forth the intended third party transferee ("Transferee"), and a copy of the written instrument or agreement involved.

         3. RIGHT-OF-FIRST-REFUSAL. The Company shall have the initial option to purchase any or all of the Offered Shares on the terms and conditions presented in the Offer. The Remaining Shareholder shall then have the option to purchase any or all of the Offered Shares remaining, (i.e. those not purchased by the Company), also pursuant to the terms and conditions presented in the Offer. The Company shall notify the Remaining Shareholder of the number of shares available for purchase by the Remaining Shareholder within fifteen (15) days of the Company's receipt of the Notice. The Remaining Shareholder will then have ten
(10) days within which to exercise his option. The Company and/or the Remaining Shareholder shall have the option for a period of twenty-five (25) days from the date of the Company's receipt of the Notice to accept such terms and conditions of the Offer.

                  3.1 Acceptance. If the Offer is accepted in writing prior to expiration of the twenty-five (25) day period described in Section 3, the price for the Offered Shares as set forth in the Offer may be paid within thirty (30) days of acceptance.

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                  3.2 Rejection. If the Offer has not been accepted in writing prior to expiration of the twenty-five (25) day period, the Selling Shareholder shall have the right for a period of sixty (60) days thereafter to dispose of all (but not less than all) of the Offered Shares in accordance with the terms of the Offer. If not disposed of by the end of such second sixty (60) day period, the Offered Shares shall again become subject to the restrictions of this Agreement.

         4. CO-SALE RIGHTS. In addition to the Right-of-First-Refusal, the Selling Shareholder hereby agrees, in the event of any sale of Shares owned by him to a third party purchaser, to promptly give Notice to the Remaining Shareholder at least twenty-five (25) days prior to the closing of such sale. The Notice shall describe in reasonable detail the proposed sale including, without limitation, the number of Shares to be sold, the nature of such sale, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Remaining Shareholder shall have the right, but not the obligation, to sell a number of Shares owned by him up to an equal number of Shares being sold by the Selling Shareholder. To the extent the Remaining Shareholder exercises such right of co-sale, the number of Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale rights of the Remaining Shareholder shall be automatic and not subject to the election or option of the Company. A decision by the Remaining Shareholder to sell Shares pursuant to this Section 4 shall be an independent decision to sell by the Remaining Shareholder and shall not be deemed a joint decision by the Shareholders to sell their Shares.

                  4.1 Acceptance of Co-Sale. At any time within twenty-five (25) days after the date of the Notice, the Remaining Shareholder may accept the Offer for up to such number of Shares as is determined under Section 4 by furnishing to the Selling Shareholder written notice and an undertaking to deliver, at least three (3) days prior to the consummation of the sale of the Shares to the Transferee, the certificates representing the Remaining Shareholder's Shares to be transferred pursuant to the Offer (the "Included Shares") together with a limited power of attorney authorizing the Selling Shareholder to transfer the Included Shares pursuant to the terms of such Offer. If Remaining Shareholder does not accept the Offer within twenty-five (25) days, the Selling Shareholder shall have sixty (60) days in which to sell to the Transferee not more than the number of Shares covered by the Offer on terms not more favorable to the Selling Shareholder than were set forth in the Notice.

                  4.2 Consummation of Sale. At the time of consummation of the sale of the Included Shares to the Transferee, the Selling Shareholder shall cause to be remitted to the Remaining Shareholder a certified check from such Transferee for the total sale price of the respective Included Shares sold pursuant thereto, and the Selling Shareholder shall furnish, or shall cause to be furnished, such sale agreement and the terms thereof as may be reasonably requested. If, and to the extent that the end of sixty (60) days following the date on which the Notice was given the Selling Shareholder has not completed the sale of the Included Shares in accordance with the terms of the Offer, it shall return to the Remaining Shareholder all certificates representing the respective Included Shares that such Remaining Shareholder transmitted pursuant to the terms hereof, and all the restrictions on sale, transfer or assignment contained in this Agreement with respect to Shares owned by the Selling Shareholder shall again be in effect.

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         5. EXCEPTED SHARES. This Agreement shall not restrict the sale of
"Excepted Shares" by either of the Shareholders. "Excepted Shares" shall mean:

                  a. Shares sold in brokerage transactions pursuant to Rule 144, provided that five (5) days advance notice of the sale has been given to the other Shareholder; and

                  b. Shares sold in a secondary offering registered under the Securities Act of 1933, PROVIDED THAT each Shareholder has been afforded an opportunity to participate equally in such offering.

                  c. Up to an aggregate 150,000 Shares transferred either by gift to charitable or religious institutions or to family members directly or through trusts for estate planning purposes.

         6. DEATH OF A SHAREHOLDER. Upon the death of any Shareholder, the Company and, to the extent not exercised by the Company, the surviving Shareholder ("Surviving Shareholder") shall have the option to purchase and redeem, pursuant to Sections 6.1 and 6.2 (the "Purchase Provisions") all of the decedent's Shares. The Company and/or the Surviving Shareholder must exercise the options to purchase and redeem within ninety (90) days of the date of knowledge of decedent's death, or as soon thereafter as decedent's estate shall be legally entitled to effect the transaction; PROVIDED, HOWEVER, that the Right of First Refusal under Section 3, the Company's Co-Sale Rights under Section 4 and Rule 144 sale advance notice provision under Section 5(a) shall remain in effect and be applicable to the Shares of a deceased Shareholder so long as they are held by a "Family Member" of a deceased Shareholder, during the term of this Agreement. "Family Member" shall mean a member of a deceased Shareholder's family by blood or marriage (including without limitation, parents, spouse, siblings, children, grandchildren and in-laws).

                  6.1 Purchase Price. The per share "Purchase Price" shall be the closing price per share of the Company's stock as listed on the American Stock Exchange or such other public market upon which the Company's stock is primarily traded, on the day prior to the date of the triggering death, divorce, disability, termination or bankruptcy.

                  6.2 Acceptance. The price for the available Shares may be paid in cash or by delivery of cash in the amount of 25% of the Purchase Price therefor and an unsecured promissory note for the balance executed by the Company or the Surviving or Other Shareholder, as appropriate. Such note shall provide for (1) interest at the rate of 10% per annum; (2) three equal annual installments of principal, together with accrued interest; and (3) acceleration upon any sale, exchange or other disposition of any of the Shares or the sale, outside the ordinary course of business, of more than 50% (by value) of the assets of the Company or any merger or reverse merger resulting in a change of control of the Company. No such disposition of the Shares or of the assets of the Company, or merger, may be consummated prior to the payment of such note. The term "Other Shareholder" as used herein shall refer to the Shareholder with the right to purchase Shares pursuant to Sections 7 through 10 hereof.

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

                  6.3 Purchase by Shareholders. To the extent, if any, that the Company is legally unable to comply with its obligations under this Section 6, the Surviving Shareholder may effect such purchase in accordance with the terms of the Purchase Provisions. The Company shall notify the Surviving Shareholder, within sixty (60) days of its knowledge of the decedent's death, of the number of shares available for purchase by the Surviving Shareholder. The Surviving Shareholder will then have thirty (30) days within which to exercise his option.

                  6.4 Costs. All costs of obtaining appropriate court orders and tax clearances incident to a purchase under this Section 6 shall be borne by decedent's estate.

                  6.5 Decedent's Estate. As used herein, "decedent's estate" shall mean and include (1) the deceased Shareholder's duly appointed executor, executrix, administrator or administratrix; (2) the deceased Shareholder's surviving joint tenant as owner of the Shares; (3) any other person who, by reason of community property interest or otherwise, acquires any interest in any of the Shares by reason of such death; and (4) to the extent applicable, any inter vivos or testamentary trust.

         7. DEATH OR DIVORCE OF SPOUSE OF SHAREHOLDER. In the event the death of the spouse of a Shareholder, or the marital dissolution or legal separation of a Shareholder and his spouse, results in the passing of any interest in the Shares to someone other than such Shareholder or a trust for which such Shareholder is a beneficiary, or results in the acquisition of any Shares by such spouse, such Shareholder shall have the option to purchase from such third person or spouse, or the legal representative of such spouse's estate, any or all of the Shares so passing, in accordance with the Purchase Provisions. The option of such Shareholder to purchase shall be exercisable within thirty (30) days after such Shareholder receives written evidence of the death of his spouse or of the entry of the final or preliminary decree of dissolution or legal separation which purports to transfer rights in the Shares, and shall be exercised by delivering written notice of such exercise within such thirty (30) day period to such third person or his spouse or the legal representative of such spouse's estate.

                  7.1 Option to the Company. If such Shareholder does not exercise his option to purchase all of the Shares as set forth above, he shall notify the Company within such thirty (30) day period. For a period of fifteen
(15) days following receipt of such notice (or for a period of fifteen (15) days following the failure or termination of any unsuccessful attempt to exercise), the Company shall have the option to purchase any of the Shares not purchased by such Shareholder in accordance with the Purchase Provisions, exercisable by delivery of written notice of such exercise to such third person, such spouse, or the legal representative of such spouse's estate. The right of the Company to purchase the Shares shall not be conditioned upon its receipt of notice from such Shareholder as provided in this Section 7.1.

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

                  7.2 Option to Other Shareholder. If any of the Shares are not purchased by the Company, the Company shall notify the Shareholder who did not have an option to purchase pursuant to Section 7.1 in writing within its fifteen
(15) day option period. For a period of fifteen (15) days following receipt of such notice from the Company (it being understood that their option shall not be conditioned upon delivery of such notice), such Shareholder shall have the option to purchase any of the Shares not purchased by the Company in accordance with the Purchase Provisions, exercisable by delivery of written notice of such exercise to such third person, spouse, or legal representative of the spouse's estate.

         8. BANKRUPTCY. All proposed judicial transfers and sale of Shares by order of any court in bankruptcy ("Order") shall be subject to the terms of this Agreement. In the event a sale or transfer is proposed pursuant to an Order, all of the terms of the preceding Sections shall apply with the following modification. Instead of a Notice being delivered to the secretary of the Company, a copy of the Order shall be delivered to the secretary of the Company by the proposed transferee which shall state the name and address of the proposed transferee and specify the number of Shares to be sold, the price per share and the terms of proposed transfer. For all other purposes of this Section 8, the receipt of the Order shall be treated as the receipt of a Notice. All proposed transfers pursuant to an Order which do not set forth a purchase price capable of valuation which would allow the Company and the Other Shareholder to exercise its or his option hereunder are expressly prohibited.

                  8.1 Transfers Pursuant to Transfer Order. If the Shares are not purchased by the Company or Other Shareholder within the time periods and upon the terms specified above, the Selling Shareholder may transfer the Shares covered by the Order at any time within ninety (90) days from the date of the Order to the person and according to the terms and price specified in the Order. Such person will receive and hold the Offered Shares subject to all of the provisions and restrictions herein contained and, by the receipt of the Shares, shall be deemed to consent to the terms of and be a party to this Agreement; provided, however, if the Company elects, such person shall, as a condition to the valid transfer of the Shares to him, execute appropriate instruments to confirm his obligation hereunder with respect to the Shares. Any transfer of the Shares after the end of the ninety (90) day period or any change in the parties, terms or price from those set forth in the Order shall require a new notice of intention to transfer and shall give rise to the options provided in this
Section 8.

         9. VOTE OF THE INTERESTED SHAREHOLDER. The Shareholder whose shares become available through an Offer, death, divorce, or bankruptcy (the "Interested Shareholder"), or such Interested Shareholder's heirs and assigns, shall abstain from voting either as a director or shareholder of the Company, and the available or Offered Shares shall not be voted, in any vote taken regarding whether or not the Company shall exercise its options to purchase such Shares.

         10. ADMINISTRATIVE APPROVALS. The right of the Company to exercise the option to purchase the Shares is subject to the restrictions governing the right of a corporation to purchase its own stock contained in the Delaware General Corporate law, and other pertinent government restrictions as are now or may hereafter become effective. The Company shall apply for and use its best efforts to obtain all governmental and administrative approvals required in connection with the purchase and sale of any Shares under this Agreement. The Shareholders shall cooperate in obtaining such approvals and shall execute any and all documents that may be required in connection with the approvals.

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         11. VOTING AGREEMENT. As a reasonable mechanism to insure the continued
continuity of, and to provide stability with respect to, the management of the Company, each of the Shareholders agrees, or if deceased, his spouse and/or estate agrees, to vote his Shares at all elections of directors in favor of the election of each Shareholder, or if deceased, his spouse, as a director of the Company.

         12.      IRREVOCABLE PROXY.

                  12.1 In order to ensure the voting of the Shares with the terms of this Agreement, the Shareholders both agree to execute an Irrevocable Proxy, simultaneously with the execution of this Agreement, substantially in the form of the attached Exhibit A and Exhibit B granting to each Shareholder for a period of ten (10) years from the date of this Agreement, to vote, or to execute and deliver shareholder written consents, in respect of the Proxy Shares now beneficially owned and registered in the name of either Shareholder, or as a result of a transfer after the date hereof by reason of either Shareholder's death, registered in the name of either Shareholder's estate, Family Members or heirs. The Proxy Shares shall be allocated pro rata to either Shareholder's Family Members, heirs or estate in the proportion that the Proxy Shares are distributed and held among such persons pursuant to the laws of descent and distribution unless provided otherwise in each Shareholder's will. It is understood and agreed that the Irrevocable Proxy relates to voting for the election of directors of the Company and on all other corporate matters which may from time to time be submitted to the shareholders of the Company for a vote, as set forth in the Irrevocable Proxy. It is further understood and agreed that on and as of each record date, the Inspector shall determine the number of Proxy Shares subject to the Irrevocable Proxy, which determination shall be final and conclusive and that in the event the Inspector determines that some or all of the Proxy Shares are no longer subject to the Irrevocable Proxy, then all of the certificates evidencing the excess Proxy Shares may have the restrictive legend referred to in Section 12.2 removed.

                  12.2 The initial Proxy Shares and any Proxy Shares issued to a subsequent distributee shall be evidenced by a single certificate for each distributee, which shall bear a legend, in addition to the legend set forth in
Section 1 of this Agreement, substantially as follows:

                  "These shares are subject to a certain Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy coupled with an interest in favor of the Proxyholder designated thereon, granting to the Proxyholder certain voting rights with respect to the Proxy Shares. A copy of the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy is available for inspection at the office of the Corporation."

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         The above legend shall also be set forth on any Proxy Share certificate(s) issued upon any transfer assignment hypothecation or other disposition of the Proxy Shares, including by the laws of descent and distribution for so long as such Proxy Shares are subject to the terms of the Irrevocable Proxy.

         13. CHANGES IN COMMON STOCK. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's shareholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Shares held by the Shareholders by reason of any stock dividend, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such shares or securities shall be deemed to be Shares for the purposes of this Agreement.

         14. REPRESENTATIONS OF SHAREHOLDERS. Each Shareholder hereby represents and warrants to the other Shareholder that (a) he owns and has the right to vote the number of Shares set forth opposite his name and signature below, (b) he has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (c) he will not take any action inconsistent with the purposes and provisions of this Agreement.

         15. ENFORCEABILITY. Each Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against each of the parties hereto and their respective successors, assigns, Family Members, heirs, executors, administrators and other legal representatives, as the case may be.

         16. TERMINATION. This Agreement shall terminate upon the earliest to occur of the following: (a) the written agreement of all parties to terminate this Agreement; (b) the dissolution, bankruptcy or insolvency of the Company;
(c) at such time as only one Shareholder remains, except that the provisions of Sections 6, 9 and 12 shall continue in effect following the death of a Shareholder; or (d) March 3, 2010. This Agreement may be extended annually or from time to time by the Shareholders at any time after March 3, 2001 by the execution by the Shareholders of an extension agreement (the "Extension Agreement"), substantially in the form of the attached Exhibit C, extending the term of the Agreement for an additional one-year term, or longer period so that the remaining term of the Agreement shall be for a period of 10 years from the date of each extension period, it being the intent of the parties by entering into Extension Agreement(s) that this Agreement shall have a perpetual 10-year term.

         17. ARBITRATION. Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy or claim as to arbitrability or rescission, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

                  17.1 Location. Arbitration shall be conducted in either Los Angeles County or Orange County, California or such other location as is mutually agreeable to all of the parties to this Agreement.

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                  17.2 Judgment. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstance, have any authority to award punitive, exemplary or similar damages.

                  17.3 Equitable Remedies. Either party may pursue the remedy of specific performance of this Agreement, or seek a preliminary or permanent injunction against the breach of this Agreement or in aid of the exercise of any power granted hereunder, or any combination thereof, in any court having jurisdiction thereof without resort to arbitration.

         18. NOTICES. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, or (iii) sent by telecopy or other facsimile transmission as follows:

                  If to the Company:

                  Hi-Shear Technology Corporation
                  24225 Garnier Street
                  Torrance, CA  90505-5323
                  Facsimile:  (310) 784-7806

                  If to George W. Trahan:

                  Hi-Shear Technology Corporation
                  24225 Garnier Street
                  Torrance, CA  90505-5323
                  Facsimile:  (310) 784-7806

                  If to Thomas R. Mooney:

                  Hi-Shear Technology Corporation
                  24225 Garnier Street
                  Torrance, CA  90505-5323
                  Facsimile:  (310) 784-7806

         19. MISCELLANEOUS. Each Shareholder's will or, if applicable, inter vivos trust, shall contain a direction and authorization to comply with the provisions of this Agreement and to sell the Shareholder's Shares in accordance with this Agreement, but the failure of any Shareholder to do so shall not affect the validity or enforceability of this Agreement. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of the Agreement shall be given effect separately from such provisions, and the other provisions shall not be affected by such illegality or unenforceability. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party or parties to such litigation, as determined by the court in a final judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation, costs, expenses and fees on any appeals), and if the successful party or parties recovers judgment in any such action or proceedings, such costs, expenses and attorneys' fees shall be include as part of the judgment.

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                  19.1 Binding Agreement. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, Family Members, heirs, executors, administrators and other legal representatives, as the case may be.

                  19.2 Entire Agreement. This Agreement constitutes the entire agreement between the Shareholders with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements and understandings of the parties, whether written or oral, with respect thereto.

                  19.3 Governing Law. Except with regard to arbitration, which shall be governed by the provisions of Section 17 above, this Agreement, and the rights of the parties hereto, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws rules and principles.

                  19.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

                  19.5 No Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

                  19.6 Number and Gender. Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of any gender shall include all genders.


                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     HI-SHEAR TECHNOLOGY CORP.


                                                     By: /S/  LINDA A. NESPOLE
                                                        ------------------------

                                                     Its: CORPORATE SECRETARY
                                                          ----------------------


/S/ GEORGE W. TRAHAN                                 2,690,000          Shares
------------------------------------                 ------------------
George W. Trahan



/S/ THOMAS R. MOONEY                                 2,169,580          Shares
------------------------------------                 ------------------
Thomas R. Mooney


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                                 SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy dated as of March 3, 2000 and that I know its contents. I am aware that by its provisions, my spouse has agreed to vote his Shares of the Company, including any such Shares in which I may have community property interest, in accordance with the terms of said agreement and to sell all Shares, excluding the Excepted Shares (as defined therein), of the Company, including my community interest in them. I hereby approve of the provisions of the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy, including my spouse's granting of an Irrevocable Proxy to become effective immediately, and agree that I will not take any action to frustrate the purpose and intent of, nor challenge the provisions of, the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy. I also hereby consent to the sale, approve of the provisions of the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy and agree that I will not bequeath the Shares or any of them or any interest in them by my will if I predecease my spouse.

DATED: March 3, 2000                                          /S/ KIM. C. TRAHAN
                                                              ------------------
                                                              Kim C. Trahan

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                                    EXHIBIT A

                           HI-SHEAR TECHNOLOGY CORP.,
                             A DELAWARE CORPORATION
                                IRREVOCABLE PROXY

         The undersigned George W. Trahan ("Grantor") agrees to, and hereby grants to Thomas R. Mooney ("Proxyholder") an Irrevocable Proxy, to become effective immediately, pursuant to the provisions of Section 212 of the General Corporation Law of Delaware to vote, or to execute and deliver written consents or otherwise act with respect to one-half (1/2) of the excess of the shares of capital stock beneficially owned by Grantor over the shares of capital stock beneficially owned by Proxyholder according to the official stock transfer records of HI-SHEAR TECHNOLOGY CORP. (the "Corporation") on and as of the record date as determined under Section 213 of the General Corporation Law of Delaware (the "Proxy Shares") that are owned and registered in the name of Grantor, as fully, to the same extent and with the same effect as Grantor might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Delaware corporation in connection with all corporate matters which may be submitted to the shareholders for a vote from time to time, including but not limited to (i) all elections of directors of the Corporation,
(ii) proposals to amend the Corporation's Certificate of Incorporation, (iii) proposals regarding the merger, consolidation, or reorganization of the Corporation, or a sale of all or substantially all of the Corporation's assets, as provided in that certain Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy, dated as of March 3, 2000 (the "Agreement"), among the Grantor and Proxyholder and the Corporation. Grantor and Proxyholder acknowledge and agree that on and as of each record date, the Inspector of Elections shall determine the number of Proxy Shares subject to the Irrevocable Proxy, which determination shall be final and conclusive. This Irrevocable Proxy shall become immediately effective and may be exercised by Proxyholder, his estate, Family Members and other heirs for a period of ten (10) years from the date hereof, and for such longer period as this proxy shall be extended by mutual written agreement between the parties hereto (not to exceed a term of 10 years from the date of any such extension), unless sooner terminated in accordance with the provisions of the Agreement.

         This Irrevocable Proxy shall be transferable upon the death of Proxyholder to Proxyholder's estate and thereafter to such Family Member or other heir of Proxyholder who then owns the majority of Proxyholder's Shares distributed by the laws of descent and distribution. This Irrevocable Proxy shall expire and terminate automatically by its terms if Proxyholder, his estate, Family Members, and other heirs, collectively, at any time, own beneficially and of record less than 500,000 shares of the Corporation's common stock.

         This Irrevocable Proxy is given as a condition of the Agreement and as such is coupled with an interest and is irrevocable, and further by virtue of Grantor's and Proxyholder's ownership of Shares and their positions with the Corporation.

         All defined terms not defined herein, shall have the meaning assigned in the Agreement.

         Grantor affirms that the giving of this Irrevocable Proxy is in the best interest of the Corporation in order to provide "voting parity" between Grantor and Proxyholder, and to ensure the continuity of stability with respect to the management of the Corporation during the term of the Agreement, including a transitional period after the death of either or both of Grantor and Proxyholder.

         THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE, OR ASSIGNEE OF THE SHARES, INCLUDING, WITHOUT LIMITATION, THE UNDERSIGNED'S FAMILY MEMBERS (AS DEFINED IN THE AGREEMENT), OTHER HEIRS, AND HIS ESTATE.

Dated as of March 3, 2000.



 /S/ LINDA A. NESPOLE                           /S/ GEORGE W. TRAHAN
-------------------------------------          ---------------------
WITNESS


 /S/ MARGERY STRATEMEYER
-------------------------------------
WITNESS

                                 SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy dated as of March 3, 2000 and that I know its contents. I am aware that by its provisions, my spouse has agreed to vote his Shares of the Company, including any such Shares in which I may have community property interest, in accordance with the terms of said agreement. I hereby approve of the provisions of the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy, including my spouse's granting of an Irrevocable Proxy to become effective upon his death, and agree that I will not take any action to frustrate the purpose and intent of, nor challenge the provisions of, the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy.

DATED:  March 3, 2000                                /S/ KIM C. TRAHAN
                                                     -----------------
                                                     Kim C. Trahan

                                    EXHIBIT B

                           HI-SHEAR TECHNOLOGY CORP.,
                             A DELAWARE CORPORATION
                                IRREVOCABLE PROXY

         The undersigned Thomas R. Mooney ("Grantor") agrees to, and hereby grants to George W. Trahan ("Proxyholder") an Irrevocable Proxy, to become effective immediately, pursuant to the provisions of Section 212 of the General Corporation Law of Delaware to vote, or to execute and deliver written consents or otherwise act with respect to one-half (1/2) of the excess of the shares of capital stock beneficially owned by Grantor over the shares of capital stock beneficially owned by Proxyholder according to the official stock transfer records of HI-SHEAR TECHNOLOGY CORP. (the "Corporation") on and as of the record date as determined under Section 213 of the General Corporation Law of Delaware (the "Proxy Shares") that are owned and registered in the name of Grantor, as fully, to the same extent and with the same effect as Grantor might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Delaware corporation in connection with all corporate matters which may be submitted to the shareholders for a vote from time to time, including but not limited to (i) all elections of directors of the Corporation,
(ii) proposals to amend the Corporation's Certificate of Incorporation, (iii) proposals regarding the merger, consolidation, or reorganization of the Corporation, or a sale of all or substantially all of the Corporation's assets, as provided in that certain Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy, dated as of March 3, 2000 (the "Agreement"), among the Grantor and Proxyholder and the Corporation. Grantor and Proxyholder acknowledge and agree that on and as of each record date, the Inspector of Elections shall determine the number of Proxy Shares subject to the Irrevocable Proxy, which determination shall be final and conclusive. This Irrevocable Proxy shall become immediately effective and may be exercised by Proxyholder, his estate, Family Members and other heirs for a period of ten (10) years from the date hereof, and for such longer period as this proxy shall be extended by mutual written agreement between the parties hereto (not to exceed a term of 10 years from the date of any such extension), unless sooner terminated in accordance with the provisions of the Agreement.

         This Irrevocable Proxy shall be transferable upon the death of Proxyholder to Proxyholder's estate and thereafter to such Family Member or other heir of Proxyholder who then owns the majority of Proxyholder's Shares distributed by the laws of descent and distribution. This Irrevocable Proxy shall expire and terminate automatically by its terms if Proxyholder, his estate, Family Members, and other heirs, collectively, at any time, own beneficially and of record less than 500,000 shares of the Corporation's common stock.

         This Irrevocable Proxy is given as a condition of the Agreement and as such is coupled with an interest and is irrevocable, and further by virtue of Grantor's and Proxyholder's ownership of Shares and their positions with the Corporation.

         All defined terms not defined herein, shall have the meaning assigned in the Agreement.

         Grantor affirms that the giving of this Irrevocable Proxy is in the best interest of the Corporation in order to provide "voting parity" between Grantor and Proxyholder, and to ensure the continuity of stability with respect to the management of the Corporation during the term of the Agreement, including a transitional period after the death of either or both of Grantor and Proxyholder.

         THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE, OR ASSIGNEE OF THE SHARES, INCLUDING, WITHOUT LIMITATION, THE UNDERSIGNED'S FAMILY MEMBERS (AS DEFINED IN THE AGREEMENT), OTHER HEIRS, AND HIS ESTATE.

Dated as of March 3, 2000.



 /S/ LINDA A. NESPOLE                                /S/ THOMAS R. MOONEY
----------------------------------                  ---------------------
WITNESS


 /S/ MARGERY STRATEMEYER
----------------------------------
WITNESS

                                 SPOUSAL CONSENT

         I acknowledge that I have read the foregoing Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy dated as of March 3, 2000 and that I know its contents. I am aware that by its provisions, my spouse has agreed to vote his Shares of the Company, including any such Shares in which I may have community property interest, in accordance with the terms of said agreement. I hereby approve of the provisions of the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy, including my spouse's granting of an Irrevocable Proxy to become effective upon his death, and agree that I will not take any action to frustrate the purpose and intent of, nor challenge the provisions of, the Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy.

DATED:  March 3, 2000                                /S/ MARY M. MOONEY
                                                     ------------------
                                                     Mary M. Mooney

                                    EXHIBIT C


                            HI-SHEAR TECHNOLOGY CORP.

                               EXTENSION AGREEMENT

         THIS EXTENSION AGREEMENT ("Agreement") is entered into as of ______, 2___, by and among HI-SHEAR TECHNOLOGY CORP., a Delaware corporation (the "Company"), and George W. Trahan ("Trahan") and Thomas R. Mooney ("Mooney") (collectively, the "Shareholders"), with respect to the following facts:

                  A. The Company and the Shareholders are parties to that certain Shareholders Buy-Sell and Voting Agreement and Irrevocable Proxy dated March 3, 2000 (the "Shareholders Agreement").

                  B. The Shareholders are Grantor of these certain Irrevocable Proxys attached as Exhibit A and Exhibit B to the Agreement (the "Irrevocable Proxy").

                  C. The Company and the Shareholders believe it to be in their respective best interests that each of the Shareholders Agreement and the Irrevocable Proxy (collectively, the "Agreements") have a perpetual ten-year term.

         NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements set forth herein, the parties agree as follows:

         1. EXTENSION OF AGREEMENTS. The term of each of the Shareholders Agreement and the Irrevocable Proxy is extended until _______, 2____, which date is ten years from the date of the execution of this Agreement.

         2. REPLACEMENT OF IRREVOCABLE PROXY. Trahan shall execute and deliver to Mooney a new Irrevocable Proxy in the form of Exhibit A attached hereto, to reflect the extended term of the Irrevocable Proxy set forth in paragraph 1 above, and which shall replace, cancel and revoke all prior Irrevocable Proxies executed by Grantor.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the date first above written.

                                                    HI-SHEAR TECHNOLOGY CORP.


                                                    By:_________________________
Its:_____________________________


                                                    ----------------------------
                                                    George W. Trahan



                                                    ----------------------------
                                                    Thomas R. Mooney